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                                                                   EXHIBIT 10.14


               NEITHER THIS CONVERTIBLE SECURED PROMISSORY NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH NOTE OR SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

                 THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS CONVERTIBLE SECURED PROMISSORY NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE. THE RIGHTS OF THE HOLDER OF THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  FORM OF CONVERTIBLE SECURED PROMISSORY NOTE
                  -------------------------------------------

  $__________                                            Sunnyvale, California
                                                            ____________ 1996

     For value received, Adeza Biomedical Corporation, a California corporation (the "Company"), promises to pay to ____________________ ("Creditor"), or order, at such place or places as Creditor may from time to time designate in writing, the principal sum of ____________________ Dollars ($__________).

     This note is one of a series of notes of like tenor (the "Notes") in an aggregate principal amount of up to $2,000,000 issued by the Company to certain persons under that certain Note and Warrant Purchase Agreement dated as of April 30, 1996 (together, the "Creditors").

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     1.  Interest.  Simple interest shall accrue daily from and after the date
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hereof on the unpaid principal sum then outstanding at an annual rate of __%, which is the minimum interest rate necessary to avoid imputation of interest by the Internal Revenue Service.

     2.  Payment.  Unless otherwise converted pursuant to the terms set forth
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below, all unpaid principal and accrued interest shall be due and payable upon the earlier of (i) thirty (30) days following the date that the sale of the Company's Common Stock in a firm commitment, underwritten initial public offering registered under the Securities Act of 1933, as amended, is deemed effective (the "IPO") or (ii) the first anniversary of the date upon which the Company first issues a Note (as defined above) (such date, as it may be extended, is referred to as the "Due Date").

     3.  Prepayment.  The Company may at any time prepay the entire principal
         ----------
sum, or any portion thereof, without premium, penalty or restriction except as set forth in this Section 3. Any prepayment shall be applied first to interest accrued but not yet paid, and then to principal. Any prepayment of less than the then-outstanding principal balance of Notes shall be made pro rata among all
                                                              --------
the Creditors, in accordance with the then-outstanding principal amounts of each such Creditor's Note.

     4.  Conversion at the Option of the Company.  This Note is subject to
         ---------------------------------------
conversion at the option of the Company into the class of equity securities issued by the Company in its next equity financing of at least $4 million (including the principal and interest under the Notes, so converted) that occurs prior to the IPO (the "Equity Financing") upon the same terms (including price based on the amount of principal and interest then accrued but not paid) as such equity issuance.

     5.  Conversion at the Option of the Creditor.  This Note is subject to
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conversion upon the written election of the holders of a majority of the then-
outstanding principal amount of the Notes into the class of equity securities issued by the Company in the Equity Financing upon the same terms (including price based on the amount of principal and interest then accrued but not paid) as such equity issuance.

     6.  Events of Default.  If the Company should (i) voluntarily make an
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assignment for the benefit of creditors or voluntarily commence proceedings under the United States Bankruptcy Code or any other insolvency, receivership, reorganization or debtor's relief law, or have any such proceedings instituted against it that are not stayed or dismissed within ninety (90) days, (ii) fail to effect the conversion of the Notes upon the written election of the holders of a majority of the then-outstanding principal amount of the Notes as set forth in Section 5 above or (iii) materially breach any of its covenants, representations or warranties contained in Sections 5 and 6 of that certain Note and Warrant Purchase Agreement dated April 30, 1996, by and between the Company and the Creditors, which breach remains uncured for a period of thirty (30) days following the Company's receipt of written notice thereof, then the entire principal amount of this Note shall, without notice of default or demand, become immediately due and payable.

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

     7.  Attorneys' Fees.  If the principal and interest are not paid in full
         ---------------
when due, the Company hereby agrees to pay Creditor, in addition to such amounts owed pursuant to this Note, all costs and expenses of collection, including a reasonable sum for attorneys fees.

     8.  Modifications and Waivers.  This Note may be extended, modified or
         -------------------------
waived by an instrument in writing signed by the Company and the holders of a majority of the then-outstanding principal amount of the Notes. No delay in exercising any rights hereunder shall imply or otherwise operate as a waiver of any rights of the holder of this Note. The Company waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and notice of dishonor. Notwithstanding the foregoing, the Company may not, without the prior written consent of each Note holder, (i) reduce the principal amount or rate of a Note, (ii) modify, in any material way, the redemption or currency repayment terms of a Note or (iii) reduce the percentage in interest of Creditors required to amend or waive any provision of this Note as is set forth in the initial sentence of this Section 8.

     9.  Security Agreement.  This Note is secured pursuant to the terms of a
         ------------------
Security Agreement dated April 30, 1996 between the Creditor and the Company.

     10.  Governing Law.  This Note shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without regard to its conflicts of laws provisions.

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

     IN WITNESS WHEREOF, the Company does execute this Note as of the date first set forth above.


                                       ADEZA BIOMEDICAL CORPORATION



                                       By:  ______________________________

                                       Title: ____________________________

ACCEPTED BY CREDITOR:



By:  _______________________________

Title:  ____________________________

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